Exhibit 99.1

Marchex Launches Beta for Nationwide Portfolio of Local ZIP Code-Based Web Sites

SEATTLE, WA – August 8, 2005 – Marchex, Inc. (NASDAQ: MCHX, MCHXP), today introduced a beta interface for 52 local ZIP Code-based Web properties it owns, developed to provide local search, locally-targeted advertising inventory, and geographically-relevant content for ZIP Codes within each of the nation’s 50 most populous metropolitan areas (source: Nielsen Media). During the next several months, Marchex plans to extend localized versions of the new interface across its portfolio of more than 73,000 ZIP Code-based Web properties nationwide.

Additionally, Marchex is providing information on its overall portfolio of more than 200,000 direct navigation Web properties, including recent progress within its vertically- and locally–focused Web properties.

ZIP Code Beta Launch:

Marchex developed an initial user interface for its local ZIP Code Web sites to offer a useful experience for online users who search locally, while providing opportunities for placement of geo-targeted advertising inventory to advertisers who are interested in offering their products and services in specific local markets. The following is a list of sample beta ZIP Code implementations:

•	New York area: www.10041.com

•	Los Angeles area: www.90210.com

•	San Francisco area: www.94123.com

•	Boston area: www.02125.com

•	Seattle area: www.98103.com

Examples of all 52 beta ZIP Code implementations can be found at http://www.marchex.com/site_examples.html.

Marchex’s beta launch of its ZIP Code user interface includes elements that allow Marchex to: (i) dynamically apply distinct user interfaces to a single Web site or multiple Web sites within a given vertical category; (ii) incorporate multiple data feeds (e.g., local weather, local mapping, local demographic data)

onto a given Web site or a category of Web sites; and (iii) incorporate advertising opportunities (e.g. locally-targeted text listings, product shopping listings, yellow-page listings, classifieds).

Marchex developed its localized ZIP Code interface to be highly complementary to the company’s existing assets and partnerships. For example, the yellow pages portion of Marchex’s ZIP Code interface is powered by the company’s recently acquired assets from Pike Street Industries, which in turn drives traffic to Marchex’s regional bell operating company (RBOC) partners. This traffic is then dynamically routed by the RBOCs through their directories to the appropriate local merchants. Marchex also plans to place targeted text advertising listings from its advertiser network and search properties.

“We are focused on building a leadership position in direct navigation, where we see substantial opportunities in providing higher levels of user utility while monetizing this diverse portfolio of Web sites,” said John Keister, Marchex President and COO. “Our portfolio of Web properties provides highly-targeted advertising and distribution opportunities for our clients and strategic partners in many key vertical segments.”

Marchex’s portfolio of local ZIP Code Web properties includes the following:

•	Marchex consolidated ZIP Code coverage: Marchex’s owns more than 73,000 .com and .net ZIP Codes, which reflects an estimated 96% coverage of all U.S. ZIP Code areas – meaning that Marchex owns a .com and/or a .net ZIP Code in approximately 41,000 of the approximately 42,500 US ZIP Codes (source: U.S. Postal Service). On this basis, Marchex estimates that its .com and .net ZIP Codes cover geographical areas comprising approximately 94% of the 281 million U.S. Population and 94% of the 111 million U.S. residences (source: 2000 U.S. Census).

•	Marchex ZIP Codes with a .com Top Level Domain (TLD): Marchex owns more than 33,000 .com ZIP Codes, which it estimates reflects 78% coverage of the approximately 42,500 U.S. ZIP Codes available.

•	Marchex ZIP Codes with a .net TLD: Marchex owns approximately 40,000 .net ZIP Codes, which it estimates reflects 96% coverage of the approximately 42,500 U.S. ZIP Codes available.

Marchex’s Vertical and Local Categorization of Direct Navigation Properties:

In addressing its overall portfolio of vertical and local Web sites, Marchex is announcing today the categorization of its more than 200,000 domains. Marchex believes it is important to have representation across commercially-relevant vertical and local categories as a means of providing its advertisers with a highly-qualified audience of potential customers. Additionally, the company believes it is important to build appropriate utility and an intuitive user interface for its Web sites. As highlighted today, Marchex’s first wide-scale implementation of its domain plan is focused on its local/ZIP Code properties. Following the successful implementation of these new interfaces, Marchex plans to focus on extending its resources to its local/vertical combination Web sites (for example, seattleinsurance.com and bostonmortgage.com), and then to its remaining vertical Web properties (for example, debts.com and invitation.com). Marchex expects to increase the number of its local/vertical combination Web property implementations through the remainder of 2005 and into 2006.

The following information highlights a top level summary of Marchex’s Web sites, which are categorized into three groups. The statistics in the tables below are based on Marchex’s internal analysis and represent approximations at the time of release. These figures are subject to change daily based upon a number of factors including additional Web site purchases, sales, deletions, optimization or analyses resulting in reclassifications.

Top Level Summary:	Percent of Marchex Web Sites:
• Local/ZIP Codes:	33%
• Local/Vertical combinations:	23%
• Broad Categories / Verticals:	44%

The following information highlights a more detailed summary of Marchex’s vertical categorization of its Web sites. The vertical categories below are inclusive of local/vertical combinations. For example, LasVegasVacations.com is included in the Travel vertical category. Examples of Web sites in each vertical category can be found at http://www.marchex.com/domain_examples.html.

Vertical Categorization:	Percent of Marchex Web Sites:
• Local/ZIP Codes	33%
• Directory & Reference:	22%
• Business & Finance	8%
• Entertainment	6%
• Real Estate & Home	5%
• Travel	5%
• Electronics and Technology	4%
• Professional Services	2%
• Shopping	3%
• Auto	2%
• Health	2%
• Jobs	1%
• Education	1%
• Personals	1%
• Other	5%

About Marchex, Inc.

Marchex (www.marchex.com) is an online technology company that helps merchants sell through search. The company is focused on search engine and contextual marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our ZIP Code properties, categorizations of our vertical and local direct navigation Web properties, strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of August 8, 2005 and Marchex undertakes no duty to update the information provided herein.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations and Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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